                                                                      EXHIBIT 99


                       MORGEN WALKE ASSOCIATES (LETTERHEAD)

                                                     FOR:NORTON MCNAUGHTON, INC.
                                                     APPROVED BY:PETER BONEPARTH
                                                     PRESIDENT
                                                     AMANDA BOKMAN
                                                     CHIEF FINANCIAL OFFICER
                                                     (212) 947-2960
FOR IMMEDIATE RELEASE
                                               CONTACT: INVESTOR RELATIONS:
                                                        HOWARD ZAR/SHANNON MOODY
                                                        PRESS: MICHAEL MCMULLAN
                                                        MORGEN-WALKE ASSOCIATES
                                                        (212) 850-5600

          NORTON MCNAUGHTON, INC. ANNOUNCES THIRD QUARTER 1997 RESULTS

            - ENTERS INTO AN AGREEMENT TO ACQUIRE MISS ERIKA, INC. -

         NEW YORK, NEW YORK, SEPTEMBER 4, 1997 - NORTON MCNAUGHTON, INC. (NASDAQ:NRTY) TODAY ANNOUNCED THAT THIRD QUARTER NET INCOME INCREASED 22.1% TO $712,000, OR $0.10 PER SHARE, COMPARED TO NET INCOME OF $583,000, OR $0.08 PER SHARE, FOR THE SAME PERIOD A YEAR AGO.

         THE COMPANY ALSO ANNOUNCED THAT IT HAS ENTERED INTO A DEFINITIVE AGREEMENT TO ACQUIRE SUBSTANTIALLY ALL THE ASSETS AND ASSUME SUBSTANTIALLY ALL THE LIABILITIES OF MISS ERIKA, INC., A PRIVATELY-HELD APPAREL MANUFACTURER OF MODERATE WOMEN'S CASUAL SEPARATES. THE TERMS OF THE TRANSACTION PROVIDE FOR THE PAYMENT OF APPROXIMATELY $24 MILLION IN CASH AT CLOSING, WITH ADDITIONAL CONSIDERATION PAYABLE AT THE COMPANY'S OPTION IN CASH OR COMPANY COMMON STOCK TO BE PAID BASED ON THE PROFITABILITY OF MISS ERIKA IN 1998 AND 1999.

         THE TRANSACTION WILL BE ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING. CLOSING OF THE TRANSACTION, WHICH THE COMPANY EXPECTS WILL TAKE PLACE DURING ITS FOURTH FISCAL QUARTER, IS SUBJECT TO THE EXPIRATION OF THE HART SCOTT RODINO WAITING PERIOD AND THE SATISFACTION OF OTHER CUSTOMARY CLOSING CONDITIONS. THE COMPANY EXPECTS TO RECOGNIZE ONE-TIME EXPENSES ASSOCIATED WITH THE MISS ERIKA TRANSACTION IN THE FOURTH QUARTER OF FISCAL 1997 AND BELIEVES THAT THE TRANSACTION WILL BE ACCRETIVE TO EARNINGS IN FISCAL 1998 AND THEREAFTER.

         BASED IN NEW YORK AND FOUNDED IN 1968, MISS ERIKA DESIGNS, CONTRACTS FOR THE MANUFACTURE OF AND MARKETS WOMEN'S MODERATE SEPARATES, INCLUDING KNIT TOPS AND BOTTOMS, SWEATERS, DRESSES AND SHORT SETS IN A VARIETY OF FABRICATIONS. MISS ERIKA'S MERCHANDISE IS SOLD PRIMARILY UNDER THE "ERIKA"

                                     -MORE-

NRTY -- ANNOUNCES THIRD QUARTER 1997 RESULTS;                             PAGE:2
ENTERS INTO AN AGREEMENT TO ACQUIRE MISS ERIKA, INC.

LABEL AND IS DISTRIBUTED THROUGH REGIONAL CHAINS, DEPARTMENT STORES AND SPECIALTY CHAINS. MISS ERIKA REPORTED ANNUAL SALES OF APPROXIMATELY $90 MILLION FOR ITS MOST RECENT FISCAL YEAR ENDED JANUARY 31, 1997.

         UPON CLOSING OF THE TRANSACTION, MISS ERIKA WILL OPERATE AS A SEPARATE SUBSIDIARY UNDER THE DIRECTION OF STUART BREGMAN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF MISS ERIKA, AS WELL AS HOWARD ZWILLING, PRESIDENT AND CHIEF OPERATING OFFICER OF MISS ERIKA. FOLLOWING THE CLOSING, MR. BREGMAN WILL ALSO SERVE AS A MEMBER OF NORTON MCNAUGHTON'S BOARD OF DIRECTORS.

         SANDY GREENBERG, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NORTON MCNAUGHTON COMMENTED, "THIS IS AN EXCITING OPPORTUNITY AS MISS ERIKA SIGNIFICANTLY EXPANDS OUR REACH FROM THE MODERATE CAREER AREA INTO CASUAL SEPARATES. WE HAVE SPOKEN TO MANY OF THEIR RETAIL CUSTOMERS, AND THEY ARE VERY ENTHUSIASTIC ABOUT MISS ERIKA'S PRODUCTS AND THE PRICE/VALUE RELATIONSHIP THEY BRING TO THE CONSUMER."

         PETER BONEPARTH, PRESIDENT AND CHIEF OPERATING OFFICER OF NORTON MCNAUGHTON, CONTINUED, "MISS ERIKA IS A PERFECT FIT FOR NORTON MCNAUGHTON, AND ILLUSTRATES OUR STRATEGY OF ACQUIRING COMPANIES THAT ARE ACCRETIVE TO EARNINGS, HAVE STRONG MANAGEMENT TEAMS IN PLACE, AND BROADEN OUR CHANNELS OF DISTRIBUTION. MOREOVER, THE TRANSACTION STRUCTURE PROVIDES SIGNIFICANT ONGOING INCENTIVES TO MISS ERIKA'S MANAGEMENT TEAM CONSISTENT WITH NORTON MCNAUGHTON'S OVERALL GOAL OF MAXIMIZING SHAREHOLDER VALUE."

         WITH RESPECT TO THE THIRD QUARTER, THE COMPANY ANNOUNCED NET SALES WERE $48.2 MILLION VERSUS $48.3 MILLION FOR THE COMPARABLE PERIOD IN 1996. NET INCOME INCREASED 22.1% TO $712,000, OR $0.10 PER SHARE, COMPARED TO NET INCOME OF $583,000, OR $0.08 PER SHARE, FOR THE SAME PERIOD A YEAR AGO. THE AVERAGE NUMBER OF COMMON SHARES AND COMMON SHARE EQUIVALENTS OUTSTANDING WAS 7,414,000 COMPARED TO 7,654,000 FOR THE COMPARABLE PERIOD IN 1996.

         PETER BONEPARTH REMARKED, "THIRD QUARTER RESULTS WERE IN LINE WITH MANAGEMENT'S EXPECTATIONS. WHILE GROSS MARGINS WERE SLIGHTLY BEHIND LEVELS IN THE PRIOR YEAR, OVERHEAD SAVINGS IN THE QUARTER HELPED TO IMPROVE OPERATING PROFITS. WE EXPECT TO BENEFIT FROM ONGOING OVERHEAD SAVINGS IN THE FOURTH QUARTER AND BEYOND BUT AT PRESENT WE ARE DISAPPOINTED WITH HOLIDAY BOOKINGS. ACCORDINGLY, WE HAVE MADE THE DECISION TO REDUCE PRODUCTION OF FOURTH QUARTER MERCHANDISE IN ORDER TO MINIMIZE MARKDOWN ALLOWANCES GOING FORWARD, THUS MAINTAINING OUR COMMITMENT TO MARGIN IMPROVEMENT IN 1998 AND BEYOND."

                                     -MORE-

NRTY -- ANNOUNCES THIRD QUARTER 1997 RESULTS;                             PAGE:3
ENTERS INTO AN AGREEMENT TO ACQUIRE MISS ERIKA, INC.

         FOR THE FIRST NINE MONTHS OF FISCAL 1997, NET SALES WERE $142.7 MILLION COMPARED TO $148.1 MILLION REPORTED FOR THE SAME PERIOD A YEAR AGO. THE NET LOSS FOR THE FIRST NINE MONTHS WAS $2.8 MILLION, OR $0.37 PER SHARE, AFTER SPECIAL CHARGES OF $0.44 PER SHARE TAKEN IN THE SECOND QUARTER OF FISCAL 1997, COMPARED TO A NET LOSS OF $433,000, OR $0.06 PER SHARE, FOR THE SAME PERIOD IN 1996. THE AVERAGE NUMBER OF COMMON SHARES AND COMMON SHARE EQUIVALENTS OUTSTANDING WERE 7,520,000 FOR THE FIRST NINE MONTHS OF FISCAL 1997, VERSUS 7,856,000 FOR THE SAME PERIOD IN 1996.

         NORTON MCNAUGHTON, INC. DESIGNS, CONTRACTS FOR THE MANUFACTURE OF AND MARKETS A BROAD LINE OF BRAND NAME, MODERATELY PRICED WOMEN'S CAREER AND CASUAL CLOTHING. THE COMPANY'S PRODUCT LINES INCLUDE COLLECTIONS OF RELATED SEPARATES COORDINATED BY COLOR AND STYLE, AS WELL AS CASUAL WEEKEND WEAR AND RELATED KNITWEAR SEPARATES. FOUNDED IN 1981, THE COMPANY MARKETS ITS PRODUCTS UNDER ITS NATIONALLY KNOWN LABELS, INCLUDING NORTON MCNAUGHTON(R), MAGGIE MCNAUGHTON(R), MODIANO(R), DANIELLE PAIGE(TM), D.P.S.(R) AND NORTON STUDIO(R), AND UNDER PRIVATE LABEL, INCLUDING LAUREN ALEXANDRA(R) AND PANT-HER(R).

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION ABOUT THE COMPANY'S ANTICIPATED OPERATING RESULTS, INCLUDING FOLLOWING THE ACQUISITION OF MISS ERIKA. THE COMPANY'S ABILITY, INCLUDING FOLLOWING THE ACQUISITION OF MISS ERIKA, TO ACHIEVE ITS PROJECTED RESULTS IS DEPENDENT ON MANY FACTORS WHICH ARE OUTSIDE OF MANAGEMENT'S CONTROL. SOME OF THE MOST SIGNIFICANT FACTORS, INCLUDING FOLLOWING THE ACQUISITION OF MISS ERIKA, WOULD BE A FURTHER DETERIORATION IN RETAILING CONDITIONS FOR WOMEN'S APPAREL, A FURTHER INCREASE IN PRICE PRESSURES AND OTHER COMPETITIVE FACTORS, ANY OF WHICH COULD RESULT IN AN UNANTICIPATED DECREASE IN GROSS PROFIT MARGINS, UNANTICIPATED PROBLEMS ARISING WITH MISS ERIKA'S BUSINESS OR THE INTEGRATION OF MISS ERIKA'S BUSINESS WITH THAT OF THE COMPANY, THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER, THE UNANTICIPATED LOSS OF A MAJOR CONTRACTOR OR SUPPLIER, AND WEATHER CONDITIONS WHICH COULD IMPACT RETAIL TRAFFIC AND THE COMPANY'S ABILITY, INCLUDING FOLLOWING THE ACQUISITION OF MISS ERIKA, TO SHIP ON A TIMELY BASIS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE COMPANY, INCLUDING FOLLOWING THE ACQUISITION OF MISS ERIKA, WILL ACHIEVE ITS ANTICIPATED OPERATING RESULTS.

                           -FINANCIAL TABLE TO FOLLOW-

                    NORTON MCNAUGHTON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                 THIRTEEN WEEKS ENDED          THIRTY-NINE WEEKS ENDED
                               -----------------------       --------------------------
                               AUGUST 2,      AUGUST 3,      AUGUST 2,         AUGUST 3,
                                 1997           1996           1997              1996
                               --------       --------       --------          --------

                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NET SALES                      $48,240        $48,261        $142,708           $148,107

COST OF GOODS
 SOLD                           37,463         37,051         113,672            117,037
                               -------        -------        --------           --------

GROSS PROFIT                    10,777         11,210          29,036             31,070

SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES                        9,007          9,684          32,894 (a)         30,362
                               -------        -------        --------           --------

INCOME (LOSS) FROM
 OPERATIONS                      1,770          1,526          (3,858)               708

OTHER EXPENSE (INCOME):
  INTEREST EXPENSE                 575            592           1,292              1,589

  INTEREST INCOME                  (43)           (42)           (127)              (121)
                               -------        -------        --------           --------

INCOME (LOSS) BEFORE
 PROVISION (BENEFIT) FOR
 INCOME TAXES                    1,238            976          (5,023)              (760)

PROVISION (BENEFIT) FOR
 INCOME TAXES                      526            393          (2,227)              (327)
                               -------        -------        --------           --------

NET INCOME (LOSS)              $   712        $   583        $ (2,796)(a)       $   (433)
                               =======        =======        ========           ========

PER SHARE DATA:

NET INCOME (LOSS)              $  0.10        $  0.08        $  (0.37)(a)       $  (0.06)
                               =======        =======        ========           ========

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES AND
 COMMON SHARES
 EQUIVALENTS OUTSTANDING         7,414          7,654           7,520              7,856
                               =======        =======        ========           ========

(a) INCLUDES THE EFFECT OF A SPECIAL PRETAX CHARGE OF APPROXIMATELY $5.7 MILLION, OR $0.44 PER SHARE ON AN AFTER TAX BASIS TAKEN IN THE SECOND QUARTER OF FISCAL 1997, IN CONNECTION WITH SEVERANCE PAYMENTS RESULTING FROM MANAGEMENT CHANGES, THE TERMINATION OF CERTAIN LEASE OBLIGATIONS AND THE ESTABLISHMENT OF RESERVES FOR CERTAIN CONTINGENCIES, INCLUDING THE ANTICIPATED CLOSING OF THE NORTY'S RETAIL STORES. EXCLUDING THESE CHARGES, EARNINGS PER SHARE FOR THE THIRTY-NINE WEEKS ENDED AUGUST 2, 1997 WOULD HAVE BEEN $0.07.


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